Exhibit 99.1
Motorola Announces Record Third-Quarter Sales and Earnings
Third-Quarter 2005 Financial Highlights
•	Sales up 26 percent: Record sales of $9.42 billion, compared to third-quarter 2004 sales of $7.50 billion

•	Earnings from continuing operations of $.69 per share, including earnings of $.39 per share from significant items discussed below

•	Global mobile device market share up 5.5 percentage points: Achieved an estimated global market share of approximately 19 percent, an increase of approximately 5.5 percentage points versus the year-ago quarter and approximately 1 percentage point versus the second quarter of 2005

•	Record Mobile Device shipments of 38.7 million units

•	Positive operating cash flow of $1.1 billion
SCHAUMBURG, Ill. – October 18, 2005 – Motorola, Inc. (NYSE: MOT) today reported record sales and earnings from continuing operations as shown below.

	Third Quarter		%
	2005	2004	Increase
Sales	$9.42B	$7.50B	26%
EPS	$0.69	$0.18	283%
Third-quarter 2005 earnings from continuing operations includes income of $.39 per share from the items shown below.

Third-Quarter 2005	EPS Impact
Gain on Nextel stock and related hedge adjustments	$0.32
Tax benefits related to the repatriation of cash and the divestiture of a business	0.13
Debt retirement costs	(0.03)
Reorganization of businesses	(0.03)

Total EPS Impact	$0.39
During the quarter, the company continued to strengthen its balance sheet. The company generated operating cash flow of $1.1 billion, its 19th consecutive quarter of positive operating cash flow. In addition, the company reduced its total debt by $1.0 billion through repurchases of long-term debt in the market. Also, the company purchased $353 million of its outstanding shares pursuant to a previously announced and ongoing share repurchase program. The company ended the quarter with a record net cash1 position of $8.4 billion.
“We are very excited about our record third-quarter results and overall performance year-to-date,” said Ed Zander, chairman and CEO. “Excluding reorganization charges, all four of Motorola’s businesses grew profitably during the quarter – a testament to the hard-working and dedicated talent across the global Motorola organization. We are especially pleased with the record results achieved by our Mobile Devices business for unit shipments, sales and profits. Motorola continues to deliver compelling products and solutions to our customers who embrace our vision of seamless mobility.”
Operating Results
Mobile Devices Segment sales were $5.6 billion, up 41 percent compared with the year-ago quarter and a record for the business. Operating earnings were $597 million, compared with operating earnings of $394 million in the year-ago quarter, also a record for the business. Sales, earnings and market share were up as a result of “must-have” products that combine innovative style, leading technology and quality while enabling “must-do” experiences such as mobile video and mobile music.
•	Shipped 38.7 million handsets during the third quarter — an increase of 66 percent compared to the same period in 2004 and a record for the business

•	Grew market share to an estimated 19%, up approximately 5.5 percentage points versus the year-ago quarter and approximately 1 percentage point versus second quarter of 2005

•	Awarded the second tender of the GSM Association’s program to “Connect the Unconnected” in the high-growth markets (Middle East, Africa, India and Southeast Asia)

•	Tremendous global demand for the Motorola RAZR — the world’s best-selling clamshell mobile handset, with more than 6.5 million units sold during the quarter and more than 12 million units sold to date

•	Launched 13 new mobile devices — four new handsets for CDMA networks, five for iDEN and four for GSM networks, including the eagerly anticipated Motorola ROKR E1 mobile handset

•	Integrated new R&D teams in Europe and Asia to deliver value-added services that leverage software platforms such as i-mode

•	Began shipping the Motorola PEBL U6 and the Motorola SLVR L6 after the quarter ended

[1]	A definition of net cash is provided at the end of this release

Networks Segment sales were $1.6 billion, up 7 percent compared with the year-ago quarter. The segment continued to deliver a comprehensive value proposition in access, core, platforms and services for wireless and wireline carriers. Operating earnings increased to $268 million, compared with $159 million in the year-ago quarter.
•	Motorola’s CDMA2000 1X EV-DO wireless broadband solution was selected by Alltel (USA) as it continues rollout of its Axcess Broadband service

•	Signed a multi-million dollar contract with the Philippines’ SMART Communications for purchase of Motorola’s Canopy wireless broadband products

•	Continued to strengthen global leadership position in the Push-to-Talk over Cellular (PoC) market with commercial deployments for Optimus (Portugal) and Wataniya Telecom (Maldives). To date, Motorola has delivered its IMS-based solution to 44 wireless carriers in 33 countries and territories

•	Continued MOTOWi4 product portfolio momentum with the addition of three new carrier-grade Canopy products including a WiMAX-compatible point-to-point 300 Megabit solution
Government and Enterprise Mobility Solutions Segment sales were $1.6 billion, up 4 percent compared with the year-ago quarter. Automotive market sales were lower, while sales to the other markets served by the segment increased 7 percent. Operating earnings decreased to $180 million, compared with $197 million in the year-ago quarter.
In the Government/Public Safety Market:
•	Announced approximately $100 million in new awards to provide a national fallback system and ambulance program for O2 Airwave in the United Kingdom

•	Announced new contracts for mission-critical solutions that deliver true interoperability, critical networks and mission-critical data in several U.S. counties

•	Announced new mesh-enabled technology products, including shipment of the new MOTOMESH multi-radio broadband solution, and introduced MESHTRACK, a highly portable wireless broadband indoor/outdoor location system for first responders
In the Automotive Market:
•	Announced more than $1 billion in new lifetime sales awards across the automotive business, including a multi-year award to provide the next-generation telematics unit for General Motors OnStar solution

In the Enterprise Market:
•	Introduced the HC700-L, Motorola’s entry into the commercial, off-the-shelf rugged handheld mobile computing market, first in a series of mobile computing devices designed to meet the rigorous demands of mobile workforces in the utilities, transportation, logistics, public works and manufacturing industries
Connected Home Solutions Segment sales were $710 million, up 28 percent compared with the year-ago quarter. Operating earnings were $59 million, compared with $40 million in the year-ago quarter. During the quarter, Motorola extended its global footprint in digital video and voice and expanded its reach to the consumer through retail distribution channels.
•	Motorola surpassed a significant milestone during the quarter — 40 million digital set-tops shipped to date

•	Verizon launched its FiOS TV video service in Keller, Texas during the quarter, deploying an end-to-end video network designed, built and installed by Motorola, which includes state-of-the-art video set-top products

•	Named supplier of next-generation Internet Protocol TV (IPTV) set-tops for SBC’s U-Verse TV deployments

•	Entered the Italian digital TV market with the launch of a new interactive Terrestrial Receiver, providing access to interactive entertainment services
Fourth-Quarter 2005 Outlook
The company’s outlook for the fourth quarter of 2005 is for sales of between $10.3 billion and $10.5 billion. The outlook for earnings per share from continuing operations in the fourth quarter of 2005 is in the range of $.32 to $.34.
Conference Call and Web-cast
Motorola’s quarterly earnings conference call is scheduled to begin at 4:00 p.m. Central Time (USA), on Tuesday, October 18, 2005. Motorola plans a live web-cast of the conference call over the Internet, featuring both audio and slides. Investors can view the web-cast at www.motorola.com/investor.

Consolidated GAAP Results
A comparison of results from operations is as follows:

	Third Quarter		Nine Months
(In millions, except per share amounts)	2005	2004	2005	2004

Net sales	$9,424	$7,499	$26,410	$22,481
Gross margin	3,028	2,573	8,575	7,542
Operating earnings	1,100	644	2,947	2,114
Earnings from continuing operations	1,750	426	3,389	1,512
Net earnings	1,751	479	3,376	886
Diluted earnings per common share:
Continuing operations	0.69	0.18	1.35	0.63
Net Earnings	0.69	0.20	1.34	0.37

Weighted average diluted common shares outstanding	2547.0	2466.0	2514.7	2463.3

Definition of Net Cash
Net Cash = Cash, Cash Equivalents, Sigma Funds and Short-Term Investments minus Notes Payable minus Current Portion of Long-Term Debt minus Long-Term Debt.
Business Risks
Statements in this press release that are not historical facts are forward-looking statements based on current expectations that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about Motorola’s guidance for fourth-quarter 2005 sales and earnings. Motorola cautions the reader that the factors below and those on pages 70 through 80 of Motorola’s 2004 Annual Report on Form 10-K and in its other SEC filings could cause Motorola’s actual results to differ materially from those stated in the forward-looking statements. These factors include: (1) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications, broadband and automotive industries; (2) the company’s ability to continue to increase profitability and market share in its wireless handset business; (3) demand for the company’s products, including products related to new technologies; (4) the company’s ability to introduce new products and technologies in a timely manner; (5) risks related to dependence on certain key manufacturing suppliers; (6) risks related to the company’s high volume of manufacturing and sales in Asia; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand; (8) the creditworthiness of the company’s customers, particularly purchasers of large infrastructure systems; (9) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation, including without limitation any relating to the Iridium project; (10) the timing and levels at which design wins become actual orders and sales; (11) the impact of foreign currency fluctuations; (12) the company’s ability to use its deferred tax assets; (13) the impact on the company from continuing hostilities in Iraq and conflict in other countries; (14) the impact of changes in governmental policies, laws or regulations; and (15) the outcome of currently ongoing and future tax matters with the IRS.

About Motorola
Motorola is a Fortune 100 global communications leader that provides seamless mobility products and solutions across broadband, embedded systems and wireless networks. In your home, auto, workplace and all spaces in between, seamless mobility means you can reach the people, things and information you need, anywhere, anytime. Seamless mobility harnesses the power of technology convergence and enables smarter, faster, cost-effective and flexible communication. Motorola had sales of US $31.3 billion in 2004. For more information: www.motorola.com
# # #
Media Contact:
Jennifer Weyrauch
+1-847-435-5320
Jennifer.Weyrauch@motorola.com
MOTOROLA and the stylized M Logo are registered in the U.S. Patent & Trademark Office. All other product or service names are the property of their respective owners.
© Motorola, Inc. 2005

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Quarter Ended	Quarter Ended
	October 1, 2005	October 2, 2004
Net sales	$9,424	$7,499
Costs of sales	6,396	4,926

Gross margin	3,028	2,573

Selling, general and administrative expenses	1,021	1,042
Research and development expenditures	857	771
Other charges	50	116

Operating earnings	1,100	644

Other income (expense):
Interest income (expense), net	20	(48)
Gains on sales of investments and businesses	1,266	195
Other	(105)	(98)

Total other income (expense)	1,181	49

Earnings from continuing operations before income taxes	2,281	693
Income tax expense	531	267

Earnings from continuing operations	1,750	426

Earnings from discontinued operations, net of tax	1	53

Net earnings	$1,751	$479

Earnings per common share
Basic:
Continuing operations	$0.71	$0.18
Discontinued operations	—	0.02

	$0.71	$0.20

Diluted:
Continuing operations	$0.69	$0.18
Discontinued operations	—	0.02

	$0.69	$0.20

Weighted average common shares outstanding
Basic	2,480.6	2,359.6
Diluted	2,547.0	2,466.0

Dividends paid per share	$0.04	$0.04

	Nine Months Ended	Nine Months Ended
	October 1, 2005	October 2, 2004
Net sales	$26,410	$22,481
Costs of sales	17,835	14,939

Gross margin	8,575	7,542

Selling, general and administrative expenses	3,048	3,108
Research and development expenditures	2,519	2,244
Other charges	61	76

Operating earnings	2,947	2,114

Other income (expense):
Interest expense, net	16	(175)
Gains on sales of investments and businesses	1,930	348
Other	(93)	(118)

Total other income	1,853	55

Earnings from continuing operations before income taxes	4,800	2,169
Income tax expense	1,411	657

Earnings from continuing operations	3,389	1,512

Loss from discontinued operations, net of tax	(13)	(626)

Net earnings	$3,376	$886

Earnings (loss) per common share
Basic:
Continuing operations	$1.38	$0.64
Discontinued operations	(0.01)	(0.26)

	$1.37	$0.38

Diluted:
Continuing operations	$1.35	$0.63
Discontinued operations	(0.01)	(0.26)

	$1.34	$0.37

Weighted average common shares outstanding
Basic	2463.4	2,349.6
Diluted	2514.7	2,463.3

Dividends paid per share	$0.12	$0.12

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	October 1,	December 31,
ASSETS	2005	2004
Cash & cash equivalents	$2,856	$2,846
Sigma funds	9,732	7,710
Short-term investments	143	152
Accounts receivable, net	5,660	4,525
Inventories, net	2,302	2,546
Deferred income taxes	966	1,541
Other current assets	2,163	1,795

Total current assets	23,822	21,115

Property, plant and equipment, net	2,303	2,332
Investments	2,477	3,241
Deferred income taxes	2,930	2,353
Other assets	1,930	1,881

Total assets	$33,462	$30,922

LIABILITIES AND STOCKHOLDERS’ EQUITY

Notes payable and current portion of long-term debt	$344	$717
Accounts payable	3,597	3,330
Accrued liabilities	7,417	6,559

Total current liabilities	11,358	10,606

Long-term debt	3,975	4,578
Other liabilities	2,363	2,407

Stockholders’ equity	15,766	13,331

Total liabilities and stockholders’ equity	$33,462	$30,922

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s net sales by reportable segment for the quarters and nine months ended October 1, 2005 and October 2, 2004.

	Segment Net Sales
	Quarter Ended	Quarter Ended	% Change
	October 1, 2005	October 2, 2004	from 2004

Mobile Devices	$5,603	$3,987	41%
Networks	1,565	1,462	7%
Government & Enterprise Mobility Solutions	1,620	1,565	4%
Connected Home Solutions	710	556	28%
Other/Eliminations	(74)	(71)	4%

Segment Totals	$9,424	$7,499	26%

	Segment Net Sales
	Nine Months	Nine Months
	Ended October 1,	Ended October 2,	% Change
	2005	2004	from 2004

Mobile Devices	$14,918	$12,091	23%
Networks	4,838	4,477	8%
Government & Enterprise Mobility Solutions	4,781	4,552	5%
Connected Home Solutions	2,090	1,545	35%
Other/Eliminations	(217)	(184)	18%

Segment Totals	$26,410	$22,481	17%

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s operating earnings (loss) by reportable segment for the quarters and nine months ended October 1, 2005 and October 2, 2004.

	Segment Operating Earnings (Loss)
	GAAP Results
	Quarter Ended	Quarter Ended
	October 1, 2005	October 2, 2004
Mobile Devices	$597	$394
Networks	268	159
Government & Enterprise Mobility Solutions	180	197
Connected Home Solutions	59	40
Other & Eliminations	(4)	(146)

Segment Totals	$1,100	$644

	Segment Operating Earnings (Loss)
	GAAP Results
	Nine Months	Nine Months
	Ended October 1,	Ended October 2,
	2005	2004
Mobile Devices	$1,535	$1,196
Networks	765	443
Government & Enterprise Mobility Solutions	568	620
Connected Home Solutions	125	103
Other & Eliminations	(46)	(248)

Segment Totals	$2,947	$2,114